 Exhibit 99(a)(15)

FIRST AMERICAN FUNDS, INC.

CERTIFICATE OF DESIGNATION

PURSUANT TO MINNESOTA STATUTES,
SECTION 302A.401, SUBD.3

The undersigned, being the duly elected Secretary of First American Funds, Inc., a Minnesota corporation (the “Fund”), hereby certifies that the following is a true, complete and correct copy of resolutions duly adopted by a majority of the directors of the Board of Directors of the Fund on October 11, 2016:

Renaming of Certain Series and Classes

WHEREAS, the Board of Directors of First American Funds, Inc. (“FAF”) previously approved changes to the names of certain existing share classes of certain series of FAF;

WHEREAS, management of FAF has recommended that the names of certain existing series of FAF also be changed; and

WHEREAS, such changes to the names of such share classes and series are to become effective on October 14, 2016 (the “Effective Date”).

NOW, THEREFORE, BE IT RESOLVED, that pursuant to the authority contained in Article 5 of the Articles of Incorporation of FAF, Series B, currently known as Prime Obligations Fund, will be known as Institutional Prime Obligations Fund on the Effective Date.

RESOLVED, FURTHER, that pursuant to the authority contained in Article 5 of the Articles of Incorporation of FAF, Series F, currently known as Tax Free Obligations Fund, will be known as Retail Tax Free Obligations Fund on the Effective Date.

RESOLVED, FURTHER, that pursuant to the authority contained in Article 5 of the Articles of Incorporation of FAF, Series B, Class Seven Common Shares, currently known as Prime Obligations Fund, Class I Shares, will be known as Institutional Prime Obligations Fund, Class T Shares on the Effective Date.

RESOLVED, FURTHER, that pursuant to the authority contained in Article 5 of the Articles of Incorporation of FAF, Series B, Class Nine Common Shares, currently known as Prime Obligations Fund, Institutional Investor Shares, will be known as Institutional Prime Obligations Fund, Class V Shares on the Effective Date.

RESOLVED, FURTHER, that pursuant to the authority contained in Article 5 of the Articles of Incorporation of FAF, Series C, Class Six Common Shares, currently known as Government Obligations Fund, Institutional Investor Shares, will be known as Government Obligations Fund, Class V Shares on the Effective Date.

RESOLVED, FURTHER, that pursuant to the authority contained in Article 5 of the Articles of Incorporation of FAF, Series D, Class Six Common Shares, currently known as Treasury Obligations Fund, Reserve Class, will be known as Treasury Obligations Fund, Class G Shares on the Effective Date.

RESOLVED, FURTHER, that pursuant to the authority contained in Article 5 of the Articles of Incorporation of FAF, Series D, Class Seven Common Shares, currently known as Treasury Obligations Fund, Institutional Investor Shares, will be known as Treasury Obligations Fund, Class V Shares on the Effective Date.

RESOLVED, FURTHER, that pursuant to the authority contained in Article 5 of the Articles of Incorporation of FAF, Series F, Class Seven Common Shares, currently known as Tax Free Obligations Fund, Institutional Investor Shares, will be known as Retail Tax Free Obligations Fund, Class V Shares on the Effective Date.

RESOLVED, FURTHER, that pursuant to the authority contained in Article 5 of the Articles of Incorporation of FAF, Series I, Class Five Common Shares, currently known as U.S. Treasury Money Market Fund, Institutional Investor Shares, will be known as U.S. Treasury Money Market Fund, Class V Shares on the Effective Date.

RESOLVED, FURTHER, that each share of each such series and class shall continue to have all the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption that are set forth in FAF’s Articles of Incorporation with respect to its shares of capital stock.

RESOLVED, FURTHER, that the officers of FAF be, and the same hereby are, authorized and directed to file a Certificate of Designation with the Secretary of State of the State of Minnesota for the name changes to certain series and classes of Common Shares of FAF as set forth above, consistent with the provisions set forth above, which Certificate of Designation shall be deemed approved and adopted by the Board of Directors as if set forth herein.

RESOLVED, FURTHER, that FAF’s By-Laws be amended to reflect such name changes to certain series and classes.

RESOLVED, FURTHER, that the Rule 18f-3 Multi-Class Plan of FAF (the “Plan”), as adopted by the Board of Directors on June 14, 1995, as previously amended, be, and the same hereby is, amended to reflect such names changes to the classes subject to such Plan.

RESOLVED, FURTHER, that the officers of FAF be, and the same hereby are, authorized and directed, in the name and on behalf of FAF, to execute and file with the Securities and Exchange Commission an amendment to FAF’s Registration Statement on Form N-1A, and any necessary or appropriate amendments thereto, to reflect the name changes to such series and classes; and all actions heretofore taken by such officers with respect to such amendments are hereby ratified.

RESOLVED, FURTHER, that the officers of FAF be, and the same hereby are, authorized and directed to take such further actions, to make such further filings, and to execute and deliver such further certificates and other instruments, as they deem upon the advice of counsel to be necessary or appropriate in order to carry out the foregoing resolutions and all actions heretofore taken by such officers with respect to the foregoing resolutions are hereby ratified.

RESOLVED, FURTHER, that these resolutions supersede the resolutions of the Board adopted on April 29, 2016.

IN WITNESS WHEREOF, the undersigned has signed this Certificate of Designation this 11th day of October, 2016.

/s/ Richard J. Ertel
Richard J. Ertel, Secretary